Exhibit 24.1

POWER OF ATTORNEY

Equitable Resources, Inc.

Each of the undersigned directors of Equitable Resources, Inc., a Pennsylvania corporation formed in 1926 (“Equitable”), has agreed to resign from the Equitable Board of Directors contingent upon the simultaneous appointment of each of the undersigned to the Board of Directors of Equitable Resources, Inc., a Pennsylvania corporation formed in 2008 (“New EQT”) to effect a holding company reorganization of Equitable, and hereby names, constitutes and appoints David L. Porges, Philip P. Conti and Johanna  G. O’Loughlin, or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all Registration Statements on Form S-8 covering securities to be issued pursuant to New EQT’s 2008 Employee Stock Purchase Plan after the holding company reorganization, and any and all amendments and supplements relating thereto, including post-effective amendments; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of New EQT as they, in their sole discretion, deem necessary or appropriate; and each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

                                IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 30th day of June, 2008.

Name/Signature	Capacity

/s/ Vicky A. Bailey	Director
Vicky A. Bailey

/s/ Phyllis A. Domm	Director
Phyllis A. Domm, Ed.D.

/s/ Murry S. Gerber	Director
Murry S. Gerber

/s/ Barbara S. Jeremiah	Director
Barbara S. Jeremiah

/s/ George L. Miles, Jr.	Director
George L. Miles, Jr.

/s/ David L. Porges	Director
David L. Porges

/s/ James E. Rohr	Director
James E. Rohr

/s/ David S. Shapira	Director
David S. Shapira

/s/ Lee T. Todd, Jr.	Director
Lee T. Todd, Jr., Ph.D.

/s/ James W. Whalen	Director
James W. Whalen